As filed with the Securities and Exchange Commission on June 26, 2009

Registration No. 333-152069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TYCO ELECTRONICS LTD. (Exact name of registrant as specified in its charter)	TYCO ELECTRONICS GROUP S.A. (Exact name of registrant as specified in its charter)
Switzerland (State or other jurisdiction of incorporation or organization)	Luxembourg (State or other jurisdiction of incorporation or organization)
98-0518048 (I.R.S. Employer Identification Number)	98-0518566 (I.R.S. Employer Identification Number)
Rheinstrasse 20 CH-8200 Schaffhausen, Switzerland +41 (0)52 633 66 61 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	17, Boulevard de la Grande Duchesse Charlotte L-1331 Luxembourg (352) 464-340-1 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert A. Scott
Executive Vice President and General Counsel
Tyco Electronics
1050 Westlakes Drive
Berwyn, PA 19312
(610) 893-9560
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Todd R. Chandler
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000]

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrants.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee

Registered Shares

Warrants	(1)(2)

Units

Debt Securities

Guarantees(3)

(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the "Securities Act"), the registrant is deferring payment of all of the registration fee.

(2)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (this "Amendment") to Registration Statement No. 333-152069 (the "Registration Statement"), as amended, is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") by Tyco Electronics Ltd. ("Tyco Electronics"), a Swiss company. Tyco Electronics (as a Swiss company) expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the change of domicile or necessary to keep the Registration Statement from being misleading in any material respect.

        On June 25, 2009, Tyco Electronics effected the "Swiss Continuation" in the manner described in Tyco Electronics' Form S-4/A filed with the Commission on May 1, 2009 (No. 333-156927) (the "Form S-4"), by discontinuing its existence as a Bermuda company as provided in Section 132G of The Companies Act 1981 of Bermuda and, according to article 161 of the Swiss Federal Code on International Private Law, continuing its existence under articles 620 et seq. of the Swiss Code of Obligations as a Swiss company. The Swiss Continuation did not result in any change to the business, management, assets, liabilities or net worth of Tyco Electronics. As a result of the Swiss Continuation, holders of common shares, par value US$ 0.20 per share, of Tyco Electronics (as a Bermuda company) became holders of registered shares, par value CHF 2.60 per share, of Tyco Electronics (as a Swiss company), and their rights as holders of Tyco Electronics registered shares are now governed by the Swiss Code of Obligations and Tyco Electronics' articles of association and organizational regulations (constituting Exhibits 4.1 and 4.2 to this Registration Statement). Tyco Electronics' registered shares continue to be listed on the New York Stock Exchange under the same ticker symbol, "TEL."

        This Amendment is also being filed to deregister all of the preferred shares that were unsold under the Registration Statement as of the date hereof because Tyco Electronics does not currently have any authorized preferred shares. Accordingly, the base prospectus that forms a part of the Registration Statement is hereby revised to remove references to preferred shares.

PROSPECTUS

TYCO ELECTRONICS LTD.

REGISTERED SHARES
WARRANTS
UNITS
GUARANTEES

TYCO ELECTRONICS GROUP S.A.

DEBT SECURITIES
UNITS

        Tyco Electronics Ltd. ("Tyco Electronics") may from time to time offer to sell its registered shares, either separately or represented by warrants, as well as units that include any of these securities or securities of other entities. Warrants and units may be convertible or exercisable or exchangeable for registered shares or warrants of Tyco Electronics or other securities described below.

        Tyco Electronics Group S.A. ("TEGSA") may from time to time offer to sell its debt securities as well as units that include its debt securities and securities of Tyco Electronics. The debt securities may consist of debentures, notes or other types of debt. The debt securities issued by TEGSA may be convertible or exchangeable for registered shares or other securities of Tyco Electronics. The debt securities issued by TEGSA may also be investment grade. If the debt securities issued by TEGSA are either convertible or exchangeable or are not investment grade, such securities shall be fully and unconditionally guaranteed by Tyco Electronics.

        Tyco Electronics and TEGSA may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Tyco Electronics and TEGSA will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus. Tyco Electronics and TEGSA will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The principal executive offices of Tyco Electronics are located at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. The principal executive offices of TEGSA are located at 17, Boulevard de la Grande Duchesse Charlotte, L-1331 Luxembourg, and its telephone number at that address is (352) 464-340-1.

        Investing in the securities involves risks. See "Risk Factors" on page 4 of this prospectus to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission, or similar authority in Switzerland or Luxembourg, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is June 26, 2009

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that Tyco Electronics and TEGSA have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us" and "our" are to Tyco Electronics and its consolidated subsidiaries, including TEGSA.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

        The SEC also maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

        Our Internet website is www.tycoelectronics.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. In addition, we have posted the charters for our Audit Committee, Management Development and Compensation Committee and

Nominating, Governance and Compliance Committee, as well as our Board Governance Principles, under the heading "Board of Directors" in the Investors section of our website.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. This prospectus incorporates by reference the documents set forth below, which Tyco Electronics has filed with the SEC, and any future filings made by Tyco Electronics with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that Tyco Electronics discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K or exhibits relating to such disclosure that it has furnished or may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this prospectus.

  •
  Tyco Electronics' Annual Report on Form 10-K/A for the fiscal year ended September 26, 2008, filed on January 16, 2009;

  •
  Tyco Electronics' Quarterly Reports on Form 10-Q for the fiscal quarters ended December 26, 2008 and March 27, 2009;

  •
  Tyco Electronics' Current Reports on Form 8-K, filed on November 25, 2008, January 14, 2009, January 30, 2009, March 5, 2009, April 16, 2009, April 21, 2009, June 5, 2009, June 11, 2009, June 23, 2009 and June 25, 2009; and

  •
  The description of Tyco Electronics' registered shares included in Exhibit 99.2 to Current Report on Form 8-K filed with the Commission on June 25, 2009.

        The information that we file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed above.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, Tyco Electronics Ltd., 1050 Westlakes Drive, Berwyn, PA 19312, Telephone No. (610) 893-9560.

BUSINESS

Tyco Electronics Ltd.

        We are a leading global provider of engineered electronic components, network solutions, specialty products, and undersea telecommunication systems.

        We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense, and marine; medical; and alternative energy and lighting. Our products are produced in approximately 100 manufacturing sites in approximately 25 countries. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics' commitment is our customers' advantage.

        Effectively for the fiscal third quarter ending June 26, 2009, we conduct our business through four reporting segments:

  •
  Our Electronic Components segment is one of the world's largest suppliers of passive electronic components, which includes connectors and interconnect systems, relays, switches, sensors, and wire and cable. The products sold by the Electronic Components segment are sold primarily to original equipment manufacturers and their contract manufacturers in the automotive, computer, communications, industrial, appliance, and consumer electronics markets.

  •
  Our Network Solutions segment is one of the world's largest suppliers of infrastructure components and systems for telecommunications and energy markets. These components include connectors, above- and below-ground enclosures, heat shrink tubing, cable accessories, surge arrestors, fiber optic cabling, copper cabling, and racks for copper and fiber networks. This segment also provides electronic systems for test access and intelligent cross-connect applications as well as integrated cabling solutions for cabling and building management.

  •
  Our Specialty Products segment is a leader in providing highly-engineered custom solutions, components, and connectors for electronic systems, subsystems, and devices in the aerospace, defense, and marine, touch systems, circuit protection, and medical markets.

  •
  Our Undersea Telecommunications segment designs, builds, maintains, and tests undersea fiber optic networks for both the telecommunications and oil and gas markets.

        On April 16, 2009, we entered into a definitive agreement to sell our Wireless Systems business for $675 million in cash, subject to certain working capital adjustments. We completed the sale on May 29, 2009. The Wireless Systems business will be reported as a discontinued operation beginning in the fiscal quarter ending June 26, 2009.

        Tyco Electronics is a Swiss company. Its registered and principal office is located at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland, and its telephone number at that address is +41 (0)52 633 66 61. Its executive office in the United States is located at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312, and its telephone number at that address is (610) 893-9560.

Tyco Electronics Group S.A.

        TEGSA is a Luxembourg company and a wholly-owned subsidiary of Tyco Electronics. TEGSA's registered and principal office is located at 17, Boulevard de la Grande Duchesse Charlotte, L-1331 Luxembourg, and its telephone number at that address is (352) 464-340-1. TEGSA is a holding company established to directly and indirectly own all of the operating subsidiaries of Tyco Electronics, to issue debt securities and to perform treasury operations for Tyco Electronics. Otherwise, it conducts no independent business.

Change of Place of Incorporation by Tyco Electronics Ltd.

        Tyco Electronics previously operated as an exempt company incorporated under the laws of Bermuda. Effective June 25, 2009, Tyco Electronics discontinued its existence as a Bermuda company as provided in Section 132G of The Companies Act 1981 of Bermuda and, according to article 161 of the Swiss Federal Code on International Private Law, continuing its existence under articles 620 et seq. of the Swiss Code of Obligations as a Swiss company. The Swiss Continuation did not result in any change to the business, management, assets, liabilities or net worth of Tyco Electronics. As a result of the Swiss Continuation, holders of common shares, par value US$ 0.20 per share, of Tyco Electronics (as a Bermuda company) became holders of registered shares, par value CHF 2.60 per share, of Tyco Electronics (as a Swiss company), and their rights as holders of Tyco Electronics registered shares are now governed by the Swiss Code of Obligations and Tyco Electronics' articles of association and organizational regulations (constituting Exhibits 4.1 and 4.2 to this Registration Statement).

RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under "Part I, Item 1A—Risk Factors" in Tyco Electronics' Annual Report on Form 10-K/A for the fiscal year ended September 26, 2008, "Part II, Item 1A—Risk Factors" in Tyco Electronics' Quarterly Report on Form 10-Q for the quarter ended December 26, 2008 and "Part II, Item 1A—Risk Factors" in Tyco Electronics' Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2009, all of which are incorporated by reference in this prospectus, and under similar headings in Tyco Electronics' subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "should" or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The risk factors discussed under "Part I, Item 1A—Risk Factors" in Tyco Electronics' Annual Report on Form 10-K/A for the fiscal year ended September 26, 2008, "Part II, Item 1A—Risk Factors" in Tyco Electronics' Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2008, "Part II, Item 1A—Risk Factors" in Tyco Electronics' Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2009, and in Tyco Electronics' Registration Statement on Form S-4 (No. 333-156927) relating to the Swiss Continuation, and under similar headings in Tyco Electronics' subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes and minority interest, distributed income of equity investees, and fixed charges. Fixed charges consist of interest expense, amortization of debt premiums and discounts and capitalized expenses related to indebtedness, and an appropriate interest factor on operating leases.

For The Six Months Ended
		Fiscal
March 27, 2009(1)	March 28, 2008
		2008	2007	2006	2005	2004
—	12.52	10.53	2.12	5.95	4.78	3.85

      (1)
      In the six months ended March 27, 2009, fixed charges exceeded earnings by $3,891 million.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any registered shares, warrants, debt securities or units that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the registered shares, warrants, debt securities or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

        Tyco Electronics and TEGSA may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Tyco Electronics and TEGSA will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

        TEGSA is a Luxembourg company and Tyco Electronics is a Swiss company. TEGSA and Tyco Electronics have consented in the indenture to jurisdiction in the U.S. federal and state courts in The City of New York and to service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the indenture, the notes and the guarantee. A substantial majority of Tyco Electronics' directly held assets consists of shares in TEGSA. Accordingly, any judgment against TEGSA or Tyco Electronics in respect of the indenture, the notes or the guarantee, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg or Switzerland. Investors should not assume that the courts of Luxembourg or Switzerland would enforce judgments of U.S. courts obtained against TEGSA or Tyco Electronics predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against TEGSA or Tyco Electronics predicated solely upon such laws.

Luxembourg

        TEGSA is incorporated under the laws of Luxembourg. Certain members of the board of directors are non-residents of the United States and a substantial portion of TEGSA's assets and those of such directors are located outside the United States. As a result, you may not be able to effect a service of process within the United States on TEGSA or on such persons or to enforce in Luxembourg courts judgments obtained against TEGSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against TEGSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

        TEGSA has been advised by Allen & Overy Luxembourg, its Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d'Arrondissement) of Luxembourg pursuant to Section 678 of the New Luxembourg Code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

  •
  the U.S. judgment is enforceable (exécutoire) in the United States;

  •
  the jurisdictional ground of the U.S. court is founded according to Luxembourg private international law rules and to the applicable domestic U.S. federal or state jurisdiction rules;

  •
  the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts;

  •
  the U.S. judgment must not have violated the right of the defendant to present a defense;

  •
  the principles of natural justice have been complied with; and

  •
  the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the debt securities, guarantees, warrants for debt securities and units containing debt securities offered by Tyco Electronics or TEGSA. The validity of the registered shares offered by Tyco Electronics will be passed upon by Bär & Karrer, Zurich, Switzerland, unless otherwise indicated in the applicable prospectus supplement.

EXPERTS

        The consolidated and combined financial statements of Tyco Electronics Ltd. and subsidiaries (the "Company") as of September 26, 2008 and September 28, 2007, and for each of the three fiscal years in the period ended September 26, 2008, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Current Report on Form 8-K filed on June 5, 2009, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes explanatory paragraphs referring to a) related party transactions with Tyco International Ltd. and allocations of corporate overhead, net class action settlement costs, other expenses, debt and related interest expense from Tyco International which may not be reflective of the actual level of costs or debt which would have been incurred had Tyco Electronics operated as a separate entity apart from Tyco International, b) the adoption of

Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, c) the adoption of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), in 2007, d) certain guarantee commitments with Tyco International and Covidien Ltd. and e) the retrospective adjustment of the notes to the consolidated and combined financial statements for a change in reportable segments) and (2) express an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness. Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses of Tyco Electronics Ltd. ("Tyco Electronics") and Tyco Electronics Group S.A. ("TEGSA" and together with Tyco Electronics, the "Registrants") in connection with the offering described in this Registration Statement (all of which will be borne by the Registrants). All amounts shown are estimated.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Miscellaneous expenses		+
Trustee fees and expenses		+
Total	$

    *
    In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee for the securities offered by this prospectus.

    +
    Estimated expenses are not presently known.

        The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrants anticipate they will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.    Indemnification of Directors and Officers

Tyco Electronics Ltd.

        The articles of association and organizational regulations of Tyco Electronics that took effect upon the Swiss Continuation provide as follows:

  •
  Tyco Electronics shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former directors and officers of Tyco Electronics, and their heirs, executors and administrators out of the assets of Tyco Electronics from and against all damages, losses, liabilities and expenses in connection with threatened, pending or completed actions, proceedings or investigations, whether civil, criminal, administrative or other (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of (i) any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or (ii) serving as director or officer of Tyco Electronics, or (iii) serving at the request of Tyco Electronics as director, officer, or employee or agent of another corporation, partnership, trust or other enterprise. This indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court, arbitral tribunal or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of said person's duties as director or officer.

  •
  Tyco Electronics shall advance to existing and former directors and officers court costs and attorney fees in connection with civil, criminal, administrative or investigative proceedings as described in the preceding paragraph. Tyco Electronics may reject and/or recover such advanced costs if a court or governmental or administrative authority of competent jurisdiction not subject to appeal holds that the director or officer in question has committed an intentional or grossly negligent breach of his statutory duties as a director or officer.

  •
  Tyco Electronics may procure insurance on behalf of any person who is or was a director, officer, employee or agent of Tyco Electronics, or is or was serving at the request of Tyco Electronics as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by Tyco Electronics, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Tyco Electronics would have the power to indemnify him against such liability. The insurance premiums shall be charged to and paid by Tyco Electronics or its subsidiaries.

Tyco Electronics Group S.A.

        Under the articles of association of TEGSA, TEGSA may indemnify directors or officers against expenses reasonably incurred by a director or officer in connection with any action, suit or proceeding to which the person may be made a party by reason of being or having been a director or officer of TEGSA, except in relation to matters as to which the director or officer is finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct. In the event of a settlement, indemnification will be provided only in connection with such matters covered by the settlement as to which TEGSA is advised by counsel that the person to be indemnified did not commit such a breach of duty. Luxembourg law permits TEGSA to maintain insurance to compensate for any civil liability incurred by a director or officer in their official capacity or to indemnify for such loss or liability, and Tyco Electronics has policies covering TEGSA's directors and officers.

Item 16.    Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Articles of Association of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 3.1 to Tyco Electronics Ltd.'s Current Report on Form 8-K, filed June 25, 2009).
4.2	Organizational Regulations of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 3.2 to Tyco Electronics Ltd.'s Current Report on Form 8-K, filed June 25, 2009).
4.3	Form of certificated shares of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K, filed June 25, 2009).
4.4
Indenture, dated as of September 25, 2007, among Tyco Electronics Group S.A., as issuer, Tyco Electronics Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4.1(a) to Annual Report on Form 10-K for the fiscal year ended September 28, 2007).
4.5	Form of Note.*
5.1	Form of Opinion of Weil, Gotshal & Manges LLP.+
5.2	Form of Opinion of Bär & Karrer.+
12.1	Statements regarding Computation of Ratios.+

Exhibit Number	Description
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 filed herewith).
23.2	Consent of Bär & Karrer (included in Exhibit 5.2 filed herewith).
23.3	Consent of Deloitte & Touche LLP.+
24.1	Power of Attorney with respect to Tyco Electronics Ltd. signatories (other than John C. Van Scoter).**
24.2	Power of Attorney with respect to Tyco Electronics Group S.A. signatories.**
24.3	Power of Attorney in relation to John C. Van Scoter.+
25.1	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas (Incorporated by reference to Exhibit 25.1 to Tyco Electronics' Registration Statement on Form S-4, filed March 3, 2008).

(*)
To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

(**)
Previously filed.

(+)
Filed herewith.

Item 17.    Undertakings

        The undersigned Registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of Tyco Electronics' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

          (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on this 26th day of June 2009.

TYCO ELECTRONICS LTD.
By:	/s/ TERRENCE R. CURTIN
Name: Terrence R. Curtin Title: Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons on June 26, 2009 in the capacities indicated below.

Signature	Title

* Thomas J. Lynch	Chief Executive Officer and Director (Principal Executive Officer)
/s/ TERRENCE R. CURTIN Terrence R. Curtin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Robert J. Ott	Senior Vice President and Corporate Controller (Principal Accounting Officer)
* Pierre R. Brondeau	Director
* Ram Charan	Director
* Juergen W. Gromer	Director
* Robert M. Hernandez	Director
* Daniel J. Phelan	Director
* Lawrence S. Smith	Director

Signature	Title

* Paula A. Sneed	Director
* David P. Steiner	Director
* John C. Van Scoter	Director

*
The undersigned does hereby sign this Post-Effective Amendment No. 1 to the registration statement on behalf of the above-indicated director or officer of Tyco Electronics Ltd. pursuant to a power of attorney executed by such director or officer.

By:	/s/ ROBERT A. SCOTT
Name: Robert A. Scott Title: Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Tyco Electronics Ltd. in the United States, on this 26th day of June, 2009.

By:	/s/ ROBERT A. SCOTT
Robert A. Scott Tyco Electronics Ltd. Executive Vice President and General Counsel

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on this 26th day of June 2009.

TYCO ELECTRONICS GROUP S.A.
By:	/s/ MARIO CALASTRI
Name: Mario Calastri Title: Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons on June 26, 2009 in the capacities indicated below.

Signature	Title

/s/ MARIO CALASTRI Mario Calastri	Director (Principal Executive Officer)
* Bryan Tidd	Director (Principal Financial and Accounting Officer)
/s/ H. GREGORY BARKSDALE H. Gregory Barksdale	Director and Authorized Representative in the United States
* Thomas Ernst	Director
* Juerg Frischknecht	Director
* Steve Greenwood	Director
* David Hasson	Director
* Christoph Zeyen	Director

*
The undersigned does hereby sign this Post-Effective Amendment No. 1 to the registration statement on behalf of the above-indicated director or officer of Tyco Electronics Group S.A. pursuant to a power of attorney executed by such director or officer.

By:	/s/ MARIO CALASTRI
Mario Calastri Attorney-in-Fact